AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 8, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Midatech Pharma PLC
(Exact name of registrant as specified in its charter)

England and Wales	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

65 Innovation Drive
Milton Park
Abingdon, Oxfordshire, OX14 4RQ, United Kingdom
Tel: +44 (0)1235 841 575
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Midatech Pharma PLC 2016 U.S. Option Plan
(Full title of the plans)

Midatech Pharma PLC
Attn: John C. Petrolino
8601 Six Forks Road, Suite 160
Raleigh, North Carolina 25414
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

R. Douglas Harmon, Esq.
Michel Vanesse, Esq.
Parker Poe Adams & Bernstein LLP
Three Wells Fargo Center
401 South Tryon Street, Suite 3000
Charlotte, NC 28202
T: (704) 372-9000
F: (704) 334-4706

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)(3)	Proposed maximum offering price per share (4)	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary shares, nominal value 0.005p per share, to be issued under the Midatech Pharma PLC 2016 U.S. Option Plan	1,000,000	$1.54	$1,540,000	$178.49

(1)	Represents the maximum number of ordinary shares, nominal value 0.005p per share (the “Ordinary Shares”), of Midatech Pharma PLC (the “Company”) issuable under outstanding option awards granted under the Midatech Pharma PLC 2016 U.S. Option Plan (the “Plan”).

(2)	The Ordinary Shares of Midatech may be represented by Midatech’s American Depositary Shares (“ADS”), evidenced by American Depositary Receipts, each representing two Ordinary Shares. A separate Registration Statement on Form F-6 (File No. 333-207186) was filed with the Securities and Exchange Commission on September 29, 2015, as amended on October 27, 2015, for the registration of ADSs evidenced by American Depositary Receipts issuable upon deposit of Ordinary Shares.

(3)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of Ordinary Shares registered includes an indeterminable number of Ordinary Shares as required to prevent dilution resulting from a stock split, stock dividend or similar transaction that results in an increase in the number of outstanding Ordinary Shares.

(4)	Estimated solely for the purposes of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(c) and 457(h) under the Securities Act, based on the average of the high and low quotation for Ordinary Shares on the AIM Market of the London Stock Exchange plc on December 2, 2016, and the buying rate for British pounds sterling of £1.00=$1.2685 based on noon buying rates published by the Federal Reserve Bank of New York for British pounds sterling on December 2, 2016.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of  Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents furnished or filed with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein, to the extent not superseded by documents or reports subsequently filed or furnished:

•	Our Reports of Foreign Private Issuer on Form 6-K filed with the Commission on January 5, 2016, January 6, 2016, February 25, 2016, February 29, 2016, March 10, 2016, April 11, 2016, April 13, 2016, April 21, 2016, April 26, 2016, May 11, 2016, May 17, 2016, May 18, 2016, July 1, 2016, July 7, 2016, August 10, 2016, September 2, 2016, September 30, 2016 and October 11, 2016; October 28, 2016, November 15, 2016 and November 22, 2016.

•	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2015.

•	The description of the Ordinary Shares included or incorporated by reference under Item 1 of the Registrant’s Registration Statement on Form 8-A filed with the Commission on December 2, 2015, including any amendment or report filed for the purpose of updating such description.

Additionally, all documents subsequently filed with the Commission by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and be a part hereof from the date of the filing of such documents.

Any statement contained herein or in a document, all or apportion of which is incorporated or deemed to be incorporated by reference herein, will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant’s articles of association provide that, subject to the Companies Act 2006 of the United Kingdom, every person who is or was at any time a director, alternate director, or former director of the Registrant or of any of its subsidiaries may be indemnified out of the assets of the Registrant against all costs, charges, expenses, losses, damages and liabilities incurred by him or her in performing his duties or the exercise of his or her powers or otherwise in relation to such group company. Generally, under the Companies Act 2006 of the United Kingdom, a company may not indemnify its directors against personal liability covering: liability to the company in cases where the company sues the director (i.e., only liability to third parties can be the subject of an indemnity); liability for fines for criminal conduct or fines imposed by a regulator; or other liabilities, such as legal costs, in criminal cases where the director is convicted, or in civil cases brought by the company where the final judgment goes against the director.

The Registrant has entered into a deed of indemnity with each of its directors and officers. Except as prohibited by applicable law, these deeds of indemnity may require the Registrant, among other things, to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by such directors and officers in any action or proceeding arising out of their service as a director or officer of Midatech, or one of its subsidiaries, or arising out of the services provided to another company or enterprise at the Registrant’s request.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.    EXHIBITS.

The list of exhibits is set forth under “Exhibit Index” at the end of this registration statement and is incorporated herein by reference.

ITEM 9.    UNDERTAKINGS.

a.	The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 as will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Abingdon, Oxfordshire, United Kingdom, on this 8th day of December, 2016.

MIDATECH PHARMA PLC

By:	/s/ James N. Phillips
Name: James N. Phillips
Title: Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint each of James N. Phillips, Nicholas Robbins-Cherry and John Petrolino, each in their individual capacity, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this registration statement, to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises as fully and to all intents and purposes as we might or could do in person, hereby ratifying and confirming all facts and things that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities as indicated on December 8, 2016.

Signature	Title

/s/ James N. Phillips
James N. Phillips	Chief Executive Officer (Principal Executive Officer) and Director

/s/ Nicholas Robbins-Cherry
Nicholas Robbins-Cherry	Chief Financial Officer (Principal Financial Officer
and Principal Accounting Officer) and Director

/s/ Rolf Stahel
Rolf Stahel	Non-Executive Chairman of the Board

/s/ John Johnston
John Johnston	Non-Executive Director

/s/ Michele Luzi
Michele Luzi	Non-Executive Director

/s/ Pavlo Protopapa
Pavlo Protopapa	Non-Executive Director

/s/ Simon Turton
Simon Turton, Ph.D.	Senior Independent Non-Executive Director

/s/ Sijmen de Vries
Sijmen de Vries, M.D.	Non-Executive Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of Midatech Pharma PLC, has signed this Registration Statement on Form S-8 on this 8th day of December, 2016.

Midatech Pharma PLC

By:	/s/ John Petrolino
Name:	John Petrolino
Title:	General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1
Articles of Association of Midatech Pharma PLC (filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form F-4 (File No. 333-206305), filed with the Commission on August 11, 2015, and incorporated herein by reference).

4.1
Specimen certificate representing ordinary shares of Midatech Pharma PLC (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form F-4 (File No. 333-206305), filed with the Commission on August 11, 2015, as amended, and incorporated herein by reference).

4.2
Deposit Agreement dated December 4, 2015, by and among Midatech Pharma PLC, Deutsche Bank Trust Company Americas, as depositary, and all owners and holders from time to time of American Depositary Shares issued thereunder (filed as Exhibit (a) to the Registrant’s Registration Statement on Form F-6 (File No. 333-207186), filed with the Commission on September 29, 2015, as amended on October 27, 2015, and incorporated herein by reference).

4.3	Form of American Depositary Receipt (included in Exhibit 4.2).

5.1*	Opinion of Gateley Plc.

23.1*	Consent of BDO LLP, independent registered public accounting firm.

23.4*	Consent of Gateley Plc (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page).

99.1*	Midatech Pharma PLC 2016 U.S. Option Plan

*	Filed herewith.